PROXY	EXHIBIT 99.12
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF STRATEX NETWORKS, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 25, 2007.
      The undersigned revokes all previous proxies, acknowledges receipt of the proxy statement/prospectus of Harris Stratex Networks, Inc. and Stratex Networks, Inc., dated January 5, 2007, and hereby appoints Carl A. Thomsen and Carol A. Goudey or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of stockholders of Stratex Networks, Inc. to be held on January 25, 2007 at 10:00 a.m., local time, at the principal executive offices of Stratex Networks, Inc. located at 120 Rose Orchard Way, San Jose, California, and at any adjournment or postponement thereof, and to vote all shares, par value $0.01 per share, of the common stock of Stratex Networks, Inc. which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.
(Continued, and to be marked, dated and signed, on the other side)
Address Change/ Comments (Mark the corresponding box on the reverse side)

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Please Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE	☐
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED FOR PROPOSALS NUMBER 1 AND NUMBER 2 LISTED BELOW.

		FOR	AGAINST	ABSTAIN
1	To consider and vote upon a proposal to adopt the Formation, Contribution and Merger Agreement, dated as of September 5, 2006, between Stratex Networks, Inc., a Delaware corporation, or Stratex, and Harris Corporation, a Delaware corporation, as amended and restated as of December 18, 2006, and to approve the merger of Stratex Merger Corp., with and into Stratex, with Stratex continuing as the surviving corporation, and the other transactions provided for in such agreement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2	To consider and vote upon a proposal to adjourn the special meeting of the Stratex stockholders, including for the purpose of soliciting additional proxies, in the discretion of the proxies or either of them.	☐	☐	☐

Signature	Signature	Date
This proxy should be marked, dated and signed exactly as your name appears on your stock certificate(s), and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.
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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/stxn Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
      If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.